Exhibit 24.1
POWER OF ATTORNEY
Know All Persons By These Presents:
That each person whose signature appears below, as a director or officer of PetSmart, Inc., a Delaware corporation with its general offices in Phoenix, Arizona, does hereby make, constitute and appoint Robert F. Moran and Emily D. Dickinson, and each or any one of them, his or her true and lawful attorney-in-fact and agent for the undersigned, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to execute and sign any and all registration statements on Form S-8 covering the registration of securities of the Company to be issued under the 2006 Equity Incentive Plan and the 2011 Equity Incentive Plan, and any and all amendments (including post-effective amendments) to such registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.
In Witness Whereof, this Power of Attorney has been signed by the following persons in the capacities effective as of the 6th day of April, 2011.

Signature	Title

/s/ PHILIP L. FRANCIS	Executive Chairman

Philip L. Francis

/s/ ROBERT F. MORAN	President and Chief Executive Officer

Robert F. Moran	(Principal Executive Officer)

/s/ LAWRENCE P. MOLLOY	Senior Vice President, Chief Financial Officer

Lawrence P. Molloy	(Principal Financial Officer and Principal
Accounting Officer)

/s/ ANGEL CABRERA	Director

Angel Cabrera

Signature	Title

/s/ LAWRENCE A. DEL SANTO	Director

Lawrence A. Del Santo

/s/ RITA V. FOLEY	Director

Rita V. Foley

/s/ RAKESH GANGWAL	Director

Rakesh Gangwal

/s/ JOSEPH S. HARDIN, JR.	Director

Joseph S. Hardin, Jr.

/s/ GREGORY P. JOSEFOWICZ	Director

Gregory P. Josefowicz

/s/ AMIN I. KHALIFA	Director

Amin I. Khalifa

/s/ RICHARD K. LOCHRIDGE	Director

Richard K. Lochridge

/s/ BARBARA A. MUNDER	Director

Barbara A. Munder

/s/ THOMAS G. STEMBERG	Director

Thomas G. Stemberg